UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: Date of Earliest Event Reported:	March 1, 2011 February 23, 2011

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact Name of Registrant as Specified in Its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
001-33541	Boise Inc.	20-8356960	Delaware
333-166926-04	BZ Intermediate Holdings LLC	27-1197223	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the “company,” “we,” “us,” “our,” or “Boise” refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

Adoption of Executive Compensation Recovery Policy

On February 23, 2011, the compensation committee of our board of directors adopted the following Executive Compensation Recovery Policy:

In addition to any other remedies available to the company (but subject to applicable laws), if the board of directors determines it is appropriate, the company may recover (in whole or in part) any incentive payment, unvested equity award, or other compensation received by any current or former elected officer of the company, including forfeiture of the awards or incentives, to the extent that such incentive payment, equity award, or other compensation is or was, in the sole discretion of the compensation committee, based on any financial result or operating metric impacted by the officer’s knowing or intentional fraudulent or illegal conduct or other wrongful conduct, including gross negligence, detrimental to the company. This policy, which is effective as of February 23, 2011, may be terminated or amended by the board of directors at any time.

Elimination of Financial Counseling Allowance

On February 23, 2011, the compensation committee of our board of directors determined that the company’s financial counseling allowance for its elected officers will be eliminated effective April 1, 2011.

Approval of 2011 Special Equity Awards

The company declared a special cash dividend payable on December 3, 2010, to shareholders of record on November 17, 2010. On the record date, the company’s named executive officers held unvested restricted stock or restricted stock units that, pursuant to the terms of their award agreements, did not accrue dividends.

On February 23, 2011, the compensation committee of our board of directors approved a special equity award to the company’s named executive officers to align management and shareholder interests regarding dividend strategy. Specifically, on March 15, 2011, the named executive officers will receive a one-year, time-vesting equity award equivalent in value to the dividends the officer would have received on his restricted stock or restricted stock units held as of the record date, as follows: 1) Alexander Toeldte - $345,666; 2) Robert A. Warren — $117,026; 3) Jeffrey P. Lane - $83,626; and 4) Robert E. Strenge - $77,826. The number of shares to be awarded to each officer will be calculated using the company’s share price on the respective vesting dates –

February 28, 2011, and March 15, 2011. The value of the equity award does not include the market-condition vesting portion of the 2008 equity awards, which were forfeited on March 1, 2011.

The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the forms of the Restricted Stock and Restricted Stock Unit Award Agreements filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. Exhibits 99.1 and 99.2 are incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

Jason G. Weiss was appointed to serve on the compensation committee of our board of directors effective March 1, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Boise Inc. Restricted Stock Award Agreement dated March 15, 2011 (Officers)

Exhibit 99.2	Boise Inc. Restricted Stock Unit Award Agreement dated March 15, 2011 (Officers)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/s/ Karen E. Gowland	By	/s/ Karen E. Gowland
	Karen E. Gowland		Karen E. Gowland
	Senior Vice President, General Counsel and Secretary		Senior Vice President, General Counsel and Secretary

Date: March 1, 2011